Exhibit 10.4

VOTING AGREEMENT

This Voting Agreement, dated April 17, 2017 (this “Agreement”), is made and entered into by and among NextDecade, LLC, a Delaware limited liability company (the “Company”), and each individual and entity listed on the signature pages hereto as a “Parent Stockholder” (each, a “Parent Stockholder”, and collectively, the “Parent Stockholders”). The Company and the Parent Stockholders are sometimes individually referred to in this Agreement as a “Party” and collectively as the “Parties”.

WHEREAS, each Parent Stockholder is a stockholder of Harmony Merger Corp., a Delaware corporation (“Parent”);

WHEREAS, concurrently with the execution of this Agreement, the Company, Parent Harmony Merger Sub, LLC, a wholly-owned subsidiary of Parent (“Merger Sub”, and together with Parent, the “Parent Parties”), and the other signatories thereto have entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly-owned subsidiary of Parent (the “Merger”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that the Parent Stockholders execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions set forth in this Agreement, and intending to be legally bound hereby, each of the undersigned hereby agree as follows:

1.       Definitions. As used herein the term “Voting Shares” shall mean all securities of Parent beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, but excluding shares of stock underlying unexercised options or warrants) (“Beneficially Owned” or “Beneficial Ownership”) by any Parent Stockholder, including any and all securities of Parent acquired and held in such capacity subsequent to the date hereof. Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement.

2.       Representations and Warranties of the Parent Stockholders. Each Parent Stockholder hereby represents and warrants to the other parties hereto, severally and not jointly, with respect to such Parent Stockholder and such Parent Stockholder’s ownership of its Voting Shares, as follows:

(a)      Authorization. Parent Stockholder has the power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent Stockholder, and when duly authorized, executed and delivered by the Company, constitutes the legal, valid and binding obligations of Parent Stockholder, enforceable against Parent Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

(b)       Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) if such Parent Stockholder is not an individual, conflict with or result in any breach of any provision of the Charter Documents of Parent Stockholder, (ii) require any filing with, or the obtaining of any permit, authorization, consent or approval of, any Governmental Entity or other Person that has not been filed, obtained or given, in each case except to the extent that failure to make or obtain such filing, permit, authorization, consent or approval would not be material, (iii) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any note, mortgage, other evidence of indebtedness, guarantee, license, agreement, lease or other contract, instrument or obligation to which Parent Stockholder is a party or by which Parent Stockholder or any of its assets may be bound, or (iv) violate any Law, order, injunction or decree applicable to Parent Stockholder. If Parent Stockholder is a natural person, no consent of such Parent Stockholder’s spouse is necessary under any “community property” or other Laws for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. If Parent Stockholder is a trust, no consent of any beneficiary is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(c)       Litigation. There is no investigation or review pending or, to the knowledge of Parent Stockholder, threatened by any Governmental Entity against Parent Stockholder or with respect to its Voting Shares, and there are no Legal Proceedings pending or, to the knowledge of Parent Stockholder, threatened against Parent Stockholder or any of its properties at law or in equity.

(d)       Ownership of Shares. Exhibit A sets forth all Voting Shares Beneficially Owned by each Parent Stockholder. Parent Stockholder Beneficially Owns its Voting Shares free and clear of all Liens. Other than as set forth in the Parent SEC Reports, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Parent Stockholder is a party relating to the pledge, acquisition, disposition, transfer or voting of Voting Shares and there are no voting trusts or voting agreements with respect to the Voting Shares. Parent Stockholder does not Beneficially Own (i) any Voting Shares other than the Voting Shares set forth on Exhibit A and (ii) any options, warrants or other rights to acquire any additional securities of Parent, other than as set forth on Exhibit A.

3.        Agreement to Vote Shares; Irrevocable Proxy.

(a)       During the term of this Agreement, each Parent Stockholder agrees to vote or cause to be voted the Voting Shares he, she or it Beneficially Owns, and to execute a written consent or consents if stockholders of Parent are requested to vote their shares through the execution of an action by written consent: (i) in favor of the Merger Agreement and the Transactions contemplated thereby, including without limitation the Merger, the issuance of the Closing Shares, Contingent Shares and Restricted Shares, and the amendments to Parent’s Charter Documents contemplated by the Merger Agreement at every meeting (or in connection with any request for action by written consent) of the stockholders of Parent at which such matters are considered and at every adjournment or postponement thereof; and (ii) against (A) any proposal or offer from any Person (other than the Company or any of its Affiliates) concerning (1) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving any of the Parent Parties, (2) the issuance or acquisition of shares of capital stock or other equity securities of any of the Parent Parties, or (3) the sale, lease, exchange or other disposition of any significant portion of any of the Parent Parties’ properties or assets, (B) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of any of the Parent Parties under the Merger Agreement, and (C) any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of any of the Parent Parties’ conditions under the Merger Agreement or change in any manner the voting rights of any class of stock of Parent (including any amendments to Parent’s Charter Documents not contemplated by the Merger Agreement, other than any amendments to the Parent’s Charter Documents to extend the Termination Date (as such term is defined in Parent’s Charter Documents)).

2

(b)       Each Parent Stockholder hereby appoints the Company and any designee thereof, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Voting Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Parent Stockholder under this Agreement. Each Parent Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Parent Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in Law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Parent Stockholder with respect to the Voting Shares. The power of attorney granted by Parent Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Parent Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

4.       No Voting Trusts or Other Arrangement. Except as set forth herein, each Parent Stockholder agrees that Parent Stockholder will not, and will not permit any entity under Parent Stockholder’s control to, deposit any Voting Shares in a voting trust, grant any proxies with respect to the Voting Shares or subject any of the Voting Shares to any arrangement with respect to the voting of the Voting Shares. Each Parent Stockholder hereby revokes any and all previous proxies and attorneys in fact with respect to the Voting Shares.

5.       Transfer and Encumbrance. Each Parent Stockholder agrees that during the term of this Agreement, Parent Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of his, her or its Voting Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of his, her or its Voting Shares or Parent Stockholder’s voting or economic interest therein except to a “permitted transferee” as described in the Parent SEC Reports where the transferee executes and delivers an agreement in form and substance reasonably satisfactory to the Company agreeing to be bound by the terms of this Agreement. Any attempted Transfer of Voting Shares or any interest therein in violation of this Section 5 shall be null and void.

3

6.       Appraisal and Dissenters’ Rights. Each Parent Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent from the Merger that Parent Stockholder may have pursuant to the DGCL or otherwise by virtue of ownership of the Voting Shares.

7.       Redemption and Conversion Rights. Each Parent Stockholder agrees not to exercise any right (including but not limited to any right granted to Parent Stockholder under Parent’s Amended and Restated Certificate of Incorporation) to redeem or convert any Voting Shares Beneficially Owned as of the date hereof or acquired and held in such capacity subsequent to the date hereof.

8.       No Solicitation of Transactions. During the term of this Agreement, each Parent Stockholder shall not, and shall cause its Affiliates, officers, directors, employees, representatives, consultants, financial advisors, attorneys, accountants or other agents not to, (a) take any action to solicit, encourage, initiate, engage in or otherwise facilitate discussions or negotiations with, (b) provide any information to, or (c) enter into any agreement with any Person (other than the Company and its Affiliates) concerning any merger, sale of substantial assets or similar transaction involving Parent.

9.       Termination. This Agreement shall terminate upon the earliest to occur of (a) the Effective Time, and (b) the date on which the Merger Agreement is terminated in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

10.      No Agreement as Director or Officer. Parent Stockholder is signing this Agreement solely in his, her or its capacity as a stockholder of Parent. No Parent Stockholder makes any agreement or understanding in this Agreement in such Parent Stockholder’s capacity (or in the capacity of any Affiliate, partner or employee of Parent) as a director or officer of Parent or any of its respective subsidiaries (if Parent Stockholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by a Parent Stockholder in his, her or its capacity as a director or officer of Parent, and no actions or omissions taken in any Parent Stockholder’s capacity as a director or officer shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict a Parent Stockholder from exercising his or her fiduciary duties as an officer or director to Parent or its respective stockholders, as applicable.

4

11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered in person or by facsimile or by e-mail, (b) on the next Business Day when sent by overnight courier, or (c) on the second succeeding Business Day when sent by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to a Parent Stockholder, in accordance with such Parent Stockholder’s signature page hereto with copies (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attn: David Alan Miller and Jeffrey M. Gallant

Telephone: 212-818-8800

Facsimile: 212-818-8881

Email: dmiller@graubard.com and jgallant@graubard.com

If to the Company to:

NextDecade, LLC

3 Waterway Square Place, Suite 400

The Woodlands, TX 77380

Attn: Krysta De Lima

Telephone: 832-403-2198

Email: krysta@next-decade.com

with copies (which shall not constitute notice) to:

King & Spalding LLP

1100 Louisiana Street No. 4000

Houston, TX 77002

Attn: Kenneth S. Culotta and Jeff Malonson

Telephone: 713-276-7374

Facsimile: 713-751-3290

Email: kculotta@kslaw.com and jmalonson@kslaw.com

and

King & Spalding LLP

1180 Peachtree Street N.E.

Atlanta, GA 30309

Attn: Carrie Ratliff

Telephone: 404-572-2801

Facsimile: 404-572-5100

Email: cratliff@kslaw.com

and

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Jaclyn L. Cohen

Telephone: (212) 310-8891

Telecopy: (212) 310-8007

Email: jackie.cohen@weil.com

5

12.       Miscellaneous.

(a)       If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

(b)       This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any Party without the prior written consent of the other Parties.

(c)       The Article and Section headings contained in this Agreement are exclusively for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

(d)       Each Party hereby irrevocably agrees that any action, suit or proceeding between or among the Parties arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement (a “Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each Party hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 12(d) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each Party hereby waives, and shall not assert as a defense in any Legal Dispute, that (i) such Party is not personally subject to the jurisdiction of the above named courts for any reason, (ii) such action, suit or proceeding may not be brought or is not maintainable in such court, (iii) such Party’s property is exempt or immune from execution, (iv) such action, suit or proceeding is brought in an inconvenient forum, or (v) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 12(d) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6

(e)       This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all other prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges and agrees that, in entering into this Agreement, such Party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

(f)       This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including matters of validity, construction, effect, performance and remedies.

(g)       The Parties acknowledge that the rights of each Party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at law. Accordingly, the Parties agree that such non-breaching Party shall have the right, in addition to any other rights and remedies existing in their favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security), including any order, injunction or decree sought by the Company to cause any Parent Stockholder to perform its agreements and covenants contained in this Agreement. Each Party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

(h)       This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

(i)        This Agreement may be amended, modified or supplemented at any time only by written agreement of the Parties.

(j)        Each Party shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(k)       The undersigned agree that, other than the Merger Agreement and the Transactions, there is not and has not been any other agreement, arrangement or understanding between the Parties with respect to the matters set forth herein.

[Signatures follow on next page.]

7

The Parties have executed this Voting Agreement as of the date first above written.

COMPANY: NEXTDECADE, LLC

By:
Name:
Title:

[Signature Page to Voting Agreement]

PARENT STOCKHOLDER:

By:
Name:
Title:

Address for notice purposes

_____________________________
_____________________________
_____________________________
_____________________________
Attention: _____________________
Telephone: ____________________
Facsimile: _____________________
E-mail: _______________________

[Signature Page to Voting Agreement]

Exhibit A

Parent Stockholder:	Voting Shares Beneficially Owned:
_______________________________	________________________________

A-1